****** SERVICING CERTIFICATE AND STATEMENT TO CERTIFICATEHOLDERS ******   Page 5

   MLCC Mortgage Investors, Inc.                                            Current Collection Period:  17-June-96 to 16-July-96
   ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1   P & S Agreement Date:                          01-Apr-96
                                          Current pass-through rates:
   Investor Certificates, Series 1996-1   LIBOR + 0.23%       5.73000%      Original Closing Date:                         25-Jun-96
                                                                            Distribution Date:                             25-Jul-96

   Note: A Rapid Amortization Event has not occurred since the prior
         Distribution Date.

                               30 Accrual Days                    Investor Floating Allocation Percentage                 91.117743%
   LIBOR  5.50000%       9.00250% Net Loan Rate                   Investor Fixed Allocation Percentage                    98.000000%
   WAC    9.50250%       8.90250% Alternate Certificate Rate

   =================================================================================================================================
 1      Beginning Pool Balance                                                             (P&S 4.01xx, 5.03xii)     312,464,937.91
 2      Beginning Pool Factor                                                                                            107.552859%
   ---------------------------------------------------------------------------------------------------------------------------------
 3      Beginning Invested Amount                                                          (P&S 4.01xxi)             284,711,000.00
 4      Beginning Seller Interest                                                                                     27,753,937.91
 5      Beginning Certificate Principal Balance  (INSURED AMOUNT)                          (P&S 4.01xxix)            284,711,000.00
 6      Beginning Overcollateralization Amount                                                                                 0.00
   ---------------------------------------------------------------------------------------------------------------------------------
 7      Minimum Seller Interest                                                                                        5,811,204.77
 8      Required Amount                                                                    (P&S  4.01xxii, 5.03x)      5,810,444.10
 9      Seller Subordinated Amount                                                         (P&S 4.01xxiii, 5.03xi)     5,810,444.10
   ---------------------------------------------------------------------------------------------------------------------------------
        Collection Amounts
   ---------------------------------------------------------------------------------------------------------------------------------
10      Aggregate of all Trust Interest Collections                                        (P&S 4.01i )                2,800,685.14
11      Aggregate of all Trust Principal Collections                                       (P&S 4.01ii )              21,492,756.33
12      Aggregate of any Trust Insurance Proceeds                                          (P&S 4.01iii )                      0.00
13      Aggregate of any Net Trust Liquidation Proceeds                                    (P&S 4.01iv)                        0.00
14      Aggregate of Transfer Deposits                                                     (P&S 4.01v)                         0.00
15      Monthly Advance For Such Distribution Date                                         (P&S 4.01vi, 5.03xv)         (493,548.09)
16 i.   Available Distribution Amount (10+11+12+13+14+15)                                  (P&S 4.01vii)              23,799,893.38
   ii.  Distribution to Trustee                                                                                        2,531,822.53
17      Monthly Advance Reimbursement Amount                                               (P&S 4.01viii)                      0.00
18      Investor Loss Amount                                                               (P&S 4.01xviii)                     0.00
19      Current Investor Loss Distribution Amount                                                                              0.00
20      Current Month Additional Balances                                                  (P&S 4.01xxvii)            21,268,070.85
21      Available Excess Interest (10+15-24i-25ii-26ii)                                                                  718,990.26
22      Liquidation Loss Amounts                                                                                               0.00
23      Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)                      (P&S 4.01xviii)                     0.00

   ---------------------------------------------------------------------------------------------------------------------------------
        Distribution Amounts
   ---------------------------------------------------------------------------------------------------------------------------------
24 i.   Total Amount to Certificate Insurer                                                                               23,725.92
   ii.  Monthly Insurance Premium                                                                                         23,725.92
   iii. Reimbursement Amount                                                               (P&S 4.01xxx)                       0.00

25 i.   Investor Certificate Distribution Amount (25v+25x)                                 (P&S 5.03i)                 1,584,180.51
   ii.  Certificate Formula Interest                                                       (P&S 4.01xi)                1,359,495.03
   iii. Certificate Interest Collections                                                   (P&S 4.01x)                 2,102,211.21
   iv.  Unpaid Certificate Interest Shortfall Included in 25i                              (P&S 4.01xiii)                      0.00
   v.   Total Certificate Distribution Allocable to Interest (25ii+25iv)                                               1,359,495.03
   vi.  Maximum Principal Payment                                                          (P&S 4.01xvii)             21,062,901.20
   vii. Alternative Principal Payment                                                      (P&S 4.01xvii)                224,685.48
   viii.Scheduled Principal Collections Payment                                            (P&S 4.01xvii)                224,685.48
   ix.  Accelerated Principal Distribution Amount                                          (P&S 4.01xvi)                       0.00
   x.   Total Certificate Distribution Allocable to Principal (19+25viii+25ix)                                           224,685.48

26 i.   Seller Distribution Amount                                                                                       923,916.10
   ii.  Seller Interest Collections (10+15-19-25iii)                                       (P&S 4.01xv)                  204,925.84
   iii. Residual Amount included in 26i                                                    (P&S 4.01xxxi)                718,990.26
   iv.  Seller Principal Collections (11-25viii)                                           (P&S 4.01xv)                        0.00

   ---------------------------------------------------------------------------------------------------------------------------------
27      Unpaid Certificate Interest Shortfall Due (From Previous Distributions)            (P&S 4.01xii)                       0.00
28      Investor Loss Reduction Amount (From Previous Distributions)                       (P&S 4.01xix)                       0.00
29      Liquidation Loss Amounts (From Previous Distributions)                             (P&S 4.01 xxxvi)                       0
30      Cumulative Number of all Retransferred Mortgage Loans (From Previous
          Distributions)                                                                   (P&S 4.01xxxvii, 5.03xx)               0
31      Cumulative Retransferred Mortgage Loan Trust Balances (From Previous
          Distributions)                                                                   (P&S 4.01xxxvii, 5.03xx)            0.00

   ---------------------------------------------------------------------------------------------------------------------------------
32      Unpaid Certificate Interest Shortfall (Carryover)                                  (P&S 4.01xiv)                       0.00
33      Number of all Retransferred Mortgage Loans (Current Retransfer Date)               (P&S 4.01xxxvii, 5.03xx)               0
34      Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)               (P&S 4.01xxxvii, 5.03xx)            0.00

   ---------------------------------------------------------------------------------------------------------------------------------
35      Ending Pool Balance                                                                (P&S 5.03xii)             312,240,252.43
36      Ending Pool Factor                                                                 (P&S 4.01xxv, 5.03ix)         107.475521%
   ---------------------------------------------------------------------------------------------------------------------------------
37      Ending Invested Amount                                                                                       284,486,314.52
38      Ending Seller Interest                                                             (P&S 4.01xxvi)             27,753,937.91
39      Ending Certificate Principal Balance    (INSURED AMOUNT)                           (P&S 4.01xxv, 4.01xxix)   284,486,314.52
40      Ending Overcollateralization Amount                                                (P&S 4.01xxiv, 5.03xiii)            0.00
   =================================================================================================================================

****** SERVICING CERTIFICATE AND STATEMENT TO CERTIFICATEHOLDERS ******   Page 6

   MLCC Mortgage Investors, Inc.                                            Current Collection Period:  17-June-96 to 16-July-96
   ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1   P & S Agreement Date:                          01-Apr-96
                                          Current pass-through rates:
   Investor Certificates, Series 1996-1   LIBOR + 0.23%       5.73000%      Original Closing Date:                         25-Jun-96
                                                                            Distribution Date:                             25-Jul-96

   Note: A Rapid Amortization Event has not occurred since the prior Distribution Date.

                               30 Accrual Days                    Investor Floating Allocation Percentage                 91.117743%
   LIBOR  5.50000%       9.00250% Net Loan Rate                   Investor Fixed Allocation Percentage                    98.000000%
   WAC    9.50250%       8.90250% Alternate Certificate Rate

   =================================================================================================================================
   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

41 i.   Total Certificate Distribution Amount Allocable to Interest                        (P&S 5.03ii)                     4.775000
   ii.  Unpaid Certificate Interest Shortfall Included in Current Distribution             (P&S 5.03iii)                    0.000000
   iii. Unpaid Certificate Interest Shortfall Remaining after Current Distribution
          (Carryover)                                                                      (P&S 5.03iv)                     0.000000

42 i    Total Certificate Distribution Allocable to Principal                              (P&S 5.03v)                      0.789170
   ii.  Scheduled Principal Collections Payment                                            (P&S 5.03v)                      0.789170
   iii. Accelerated Principal Distribution Amount                                          (P&S 5.03v)                      0.000000

43 i    Reimbursed Investor Loss Reduction Amounts Included in Current Distribution        (P&S 5.03vi)                     0.000000
   ii   Investor Loss Reduction Amounts after Current Distribution (Carryover)             (P&S 5.03vii)                    0.000000

44      Servicing Fee                                                                      (P&S 5.03xiv)                  128,410.25
45      Cumulative Monthly Advance by Servicer                                                                          1,347,389.72
46      Amount of Insured Payments by the Certificate Insurer                              (P&S 5.03xix)                        0.00

47 i.   Number of Mortgage Loans 31 to 60 days delinquent                                  (P&S 4.01xxxii, 5.03xvi)               43
   ii.  Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent            (P&S 4.01xxxii, 5.03xvi)     2,890,541.01
48 i.   Number of Mortgage Loans 61 to 90 days delinquent                                  (P&S 4.01xxxii, 5.03xvi)               14
   ii.  Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent            (P&S 4.01xxxii, 5.03xvi)       392,978.68
49 i.   Number of Mortgage Loans 91 or more days delinquent                                (P&S 4.01xxxii, 5.03xvi)                8
   ii.  Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent          (P&S 4.01xxxii, 5.03xvi)       506,562.42
50 i.   Number of Mortgage Loans in Foreclosure                                            (P&S 4.01xxxiii, 5.03xvii)              0
   ii.  Aggregate Principal Balances of Mortgage Loans in Foreclosure                      (P&S 4.01xxxiii, 5.03xvii)           0.00

51      Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed          (P&S 4.01xxxiv, 5.03xviii)           0.00
52      The Aggregate Trust Balances of any Liquidated Loans in the Current Month          (P&S 4.01xxxv)                       0.00
   =================================================================================================================================